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                       FORM OF PROXY FOR SPECIAL MEETING

                          VERMONT PURE HOLDINGS, LTD.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
             MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 5, 2000.

    The undersigned stockholder of Vermont Pure Holdings, Ltd. ("Vermont Pure") does hereby nominate, constitute and appoint Timothy G. Fallon and Bruce S. MacDonald or either one of them (with full power to act alone) my true and lawful attorney(s) and proxy(ies), with full power of substitution, for me and in my name, place and stead to vote all the shares of common stock of said Vermont Pure standing in my name on its books, as of August 30, 2000, at the Special Meeting of Stockholders to be held at the law office of Foley, Hoag & Eliot LLP, Sixteenth Floor, One Post Office Square, Boston, Massachusetts on October 5, 2000 at 10:00 a.m., or at any adjournments thereof, with all the powers the undersigned would possess if personally present on the following proposals more fully described in the accompanying Proxy Statement/Prospectus in the manner specified and in their discretion on any other business that may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and proxy statement relating to the Special Meeting and hereby instructs said proxies to vote or refrain from voting such shares of Vermont Pure common stock as marked on the reverse side of this proxy card upon the matters listed thereon.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for the approval of the Agreement and Plan of Merger and Contribution, and the other matters on the agenda, in accordance with the recommendation of the Board of Directors of Vermont Pure. The proxies cannot vote your shares unless you sign and return this card.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

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[X] Please mark your vote as in this example.

              THE BOARD OF DIRECTORS OF VERMONT PURE RECOMMENDS A
                         VOTE FOR PROPOSALS 1, 2 AND 3.

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Contribution dated as of May 5, 2000, as amended, among Vermont Pure Holdings, Ltd., VP Merger Parent, Inc., VP Acquisition Corp., Crystal Rock Spring Water Company and the stockholders of Crystal Rock, as more fully described in the accompanying proxy statement and in Appendix A. If the transaction is approved by our shareholders, each share of common stock of existing Vermont Pure will be automatically converted into one share of VP Merger Parent common stock.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

2. To consider and vote upon a proposal to amend the 1998 Stock Option Plan of Vermont Pure as more fully described in the accompanying proxy statement and in Appendix C. If the amendment is approved, the number of shares covered by the plan will increase from 500,000 to 1,500,000.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3. To consider and vote upon a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve Items 1 and 2 or either of them.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

    The persons named as proxies shall have discretionary authority to vote on any matter which the board of directors of Vermont Pure did not know, a reasonable time before the meeting, would be presented at the meeting, as well as on matters incident to the conduct of the meeting.

    Please sign and date this proxy and return it in the enclosed return envelope, whether or not you expect to attend the Special Meeting. You may also vote in person if you do attend.

                                        Date:

                                        Signature (s):

    Note: Please sign this proxy exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporate officers or others signing in a representative capacity should indicate the capacity in which they are signing.